UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

(Name of Registrant as Specified In Its Charter)

Stilwell Value Partners VII, L.P.

Stilwell Activist Fund, L.P.

Stilwell Activist Investments, L.P.

Stilwell Value LLC

Joseph Stilwell

Paula J. Poskon

Kerry G. Campbell

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Stilwell Group, together with the other participants named herein, have filed a definitive proxy statement and accompanying GREEN proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its director nominees at the 2019 annual meeting of stockholders of Wheeler Real Estate Investment Trust, Inc. (“WHLR”).

On November 6, 2019, the Stilwell Group installed the following sign near the WHLR corporate headquarters along Virginia Beach Boulevard.

WHEELER ANNUAL MEETING DECEMBER 19, 2019 WHEELER REAL ESTATE INVESTMENT TRUST, INC. (Ticker: WHLR) Common Stock Price (96%* decline since IPO) 2013 2014 2015 2016 2017 2018 2019 $0 $10 $20 $30 $40 $50 John McAuliffe first joins the board Carl McGowan joins the board Jeffrey Zwerdling joins the board David Kelly joins the board *Our calculation, according to Nasdaq price history, is based on the $6/share closing price of WHLR on its first day of public trading, 11/19/2012 (adjusted to $48/share due to the 1-for-8 reverse stock split on 3/31/17), and the $1.71/share closing price on 10/16/2019.